                                                                    Exhibit 20.1

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                     Chase Manhattan Auto Owner Trust 1997-A
                         Statement to Certificateholders
                                November 15, 1999
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                                                       DISTRIBUTION IN DOLLARS
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             ORIGINAL             PRIOR                                                                                  CURRENT
               FACE             PRINCIPAL                                                       REALIZED   DEFERRED     PRINCIPAL
  CLASS        VALUE             BALANCE          PRINCIPAL        INTEREST          TOTAL       LOSSES    INTEREST      BALANCE
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   A1       250,000,000.00              0.00             0.00            0.00             0.00     0.00      0.00              0.00
   A2       365,000,000.00              0.00             0.00            0.00             0.00     0.00      0.00              0.00
   A3       270,000,000.00     16,786,553.42    16,786,553.42       87,429.97    16,873,983.39     0.00      0.00              0.00
   A4       165,000,000.00    165,000,000.00     1,059,106.22      880,000.00     1,939,106.22     0.00      0.00    163,940,893.78
   A5        85,500,000.00     85,500,000.00             0.00      463,125.00       463,125.00     0.00      0.00     85,500,000.00
   B1        35,153,718.13     35,153,718.13             0.00      194,810.19       194,810.19     0.00      0.00     35,153,718.13
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 TOTALS   1,170,653,718.13    302,440,271.55    17,845,659.64    1,625,365.16    19,471,024.80     0.00      0.00    284,594,611.91
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                        FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                     PASS-THROUGH RATES
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              PRIOR                                                         CURRENT                                 CURRENT
            PRINCIPAL                                                      PRINCIPAL                      CLASS    PASS-THRU
 CLASS        FACTOR         PRINCIPAL      INTEREST        TOTAL           FACTOR                                   RATE
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   A1         0.00000000     0.00000000    0.00000000     0.00000000        0.00000000                    A1      5.545000%
   A2         0.00000000     0.00000000    0.00000000     0.00000000        0.00000000                    A2      5.950000%
   A3        62.17242007    62.17242007    0.32381470    62.49623478        0.00000000                    A3      6.250000%
   A4     1,000.00000000     6.41882558    5.33333333    11.75215891      993.58117442                    A4      6.400000%
   A5     1,000.00000000     0.00000000    5.41666667     5.41666667    1,000.00000000                    A5      6.500000%
   B1     1,000.00000000     0.00000000    5.54166672     5.54166672    1,000.00000000                    B1      6.650000%
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 TOTALS     258.35160891    15.24418311    1.38842523    16.63260834      243.10742579
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           IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT,
                 PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:
                                 Mark McDermott
             The Chase Manhattan Bank - Structured Finance Services
                         450 W. 33rd Street, 14th Floor,
                            New York, New York 10001
                               Tel: (212) 946-7016
                         Email: mark.mcdermott@chase.com
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[Image]                          (C) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION
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                     Chase Manhattan Auto Owner Trust 1997-A
                                November 15, 1999
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                         STATEMENT TO CERTIFICATEHOLDERS

                                           Due Period                                32

                                           Due Period Beginning Date           10/01/99

                                           Due Period End Date                 10/31/99

                                           Determination Date                  11/10/99

 Section 5.8(iii)   Servicing Fee                                            252,033.56

 SectFion 5.8(iii)  Servicing Fee per $1000                                  0.21529301

 Section 5.8(iv)    Administration Fee                                         1,000.00

 Section 5.8(iv)    Administration Fee per $1000                             0.00085422

 Section 5.8(vi)    Pool Balance at the end of the Collection Period     284,594,611.91

 Section 5.8(vii)   Repurchase Amounts for Repurchased Receivable

                    By Seller                                                      0.00

                    By Servicer                                              107,248.11

                    TOTAL                                                    107,248.11

 Section 5.8(viii)  Realized Net Losses for Collection Period                 96,641.44

 Section 5.8(ix)    Reserve Account Balance after Disbursement             8,779,902.89

 Section 5.8(x)     Specified Reserve Account Balance                      8,779,902.89

 Section 5.8(xi)    Total Distribution Amount                             19,997,079.48

                    Servicing Fee                                            252,033.56

                    Administration Fee                                         1,000.00

                    Noteholders Distribution Amount                       19,276,214.61

                    Certficateholders Distribution Amount                    194,810.19

                    Deposit to Reserve Account                               273,021.13

[Image]                          (C) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION
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